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                                                                 EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT                   JURISDICTION OF INCORPORATION

UniComp U.K. Holdings, Limited                             United Kingdom
ICS Computing Group Limited                                United Kingdom
CI Computing Group Limited                                 United Kingdom
Unibol Limited                                             United Kingdom
Computer Maintenance Ireland Limited                       United Kingdom
CEM Computers Limited                                      United Kingdom
Aurora UniComp Limited                                     United Kingdom
ICS Computing Limited                                      United Kingdom
UniComp IOM Limited                                        Isle of Man
Industrial Computing Machines Limited                      Ireland
UniPay, Inc.                                               North Carolina
Arccom Management Systems, Inc.
      (d/b/a Unibol, Inc.)                                 Georgia
UniComp Systems, Inc.                                      Texas
Carlton Software Productions Limited                       United Kingdom
Continuum Technology Corporation                           North Carolina


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